Exhibit 2 – SEC Reference 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report of Cleaner Yoga Mat, Inc. a Florida corporation (the “Company”), on Form 10-K/A for the fiscal year ending December 31, 2014, as filed with the Securities and Exchange Commission (the “Report”), I, Leisa Swanson, Principal Executive Officer and Principal Accounting Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Leisa Swanson
Leisa Swanson
Principal Executive Officer Principal Financial Officer Cleaner Yoga Mat, Inc.
Date: May 14, 2015